Lee Enterprises reports second quarter Adjusted EBITDA growth and strong digital growth

Adjusted EBITDA(1) growth of 5% YOY
Digital-only subscription revenue increased 48%(2) with subscriptions up 25%
Total Digital Revenue(3) of $71M represented 48% of total revenue

DAVENPORT, Iowa (May 2, 2024) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 73 markets, today reported preliminary second quarter fiscal 2024 financial results(4) for the period ended March 24, 2024.

“Lee delivered strong second quarter operating results as we improved overall revenue trends, managed operating expenses, and grew Adjusted EBITDA," said Kevin Mowbray, Lee's President and Chief Executive Officer. "We are pleased with our impressive digital subscription revenue growth and expanding digital subscriber base. We now have 745,000 digital subscribers, a 25% increase over the prior year. Digital-only subscription revenue grew 48%(2), and totaled nearly $75 million over the last twelve months, positioning us toward our long-term target of $150 million."

“Due to significant growth in digital subscription revenue along with solid performance at Amplified Digital®, digital revenue finished the quarter representing 48% of total operating revenue. Achieving the digital inflection point, where more than 50% of our revenue is digital, is a key milestone in our digital transformation. We anticipate reaching that inflection point next quarter," Mowbray added.

"The rapid growth of our digital subscriptions and revenue, the expansion of Amplified Digital® marketing solutions, and thoughtful investments into our digital infrastructure are proof we are steadily becoming sustainable solely from the revenue and cash flow generated from our digital products," said Mowbray.

Key Second Quarter Highlights:
•Total operating revenue was $147 million. Operating revenue was affected by accelerated declines of our print revenue streams and eliminated certain print products, partially offset by growth in digital revenue.
•Total Digital Revenue was $71 million, an 11% increase over the prior year(2), and represented 48% of our total operating revenue.
•Revenue from digital-only subscribers totaled $20 million, up 48% over the prior year(2).
•Digital advertising and marketing services revenue represented 71% of our total advertising revenue and totaled $45 million.
•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million in the quarter.
•Operating expenses totaled $152 million and Cash Costs(1) totaled $133 million, a 10% and 16% decrease compared to the prior year, respectively.
•Adjusted EBITDA totaled $15 million, a 5% increase over the prior year.

2024 Fiscal Year Outlook (unchanged):

Total Digital Revenue	$310 million (+13% YOY) - $330 million (+21% YOY)
Digital-only subscribers	771,000 (+7% YOY)
Adjusted EBITDA	$83 million (-3% YOY) - $90 million (+6% YOY)
Debt and Free Cash Flow:
The Company has $454 million of debt outstanding under our Credit Agreement(5) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended March 24, 2024:
•The principal amount of debt decreased $2 million in the first six months and totaled $454 million.
•Cash on the balance sheet totaled $16 million. Debt, net of cash on the balance sheet, totaled $438 million.
•Capital expenditures totaled $2 million for the quarter and $3 million in the first six months. We expect $10 million of capital expenditures in FY24.
•We expect cash paid for income taxes to total between $9 million and $14 million in 2024.
•We do not expect any material pension contributions in the fiscal year as our plans are fully funded in the aggregate.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 73 markets in 26 states. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Six months ended
(Thousands of Dollars, Except Per Common Share Data)	March 24, 2024	March 26, 2023	March 24, 2024	March 26, 2023

Operating revenue:
Print advertising revenue	18,742	31,450	43,177	73,286
Digital advertising revenue	45,392	46,250	91,844	93,999
Advertising and marketing services revenue	64,134	77,700	135,021	167,285
Print subscription revenue	48,966	64,586	100,838	131,956
Digital subscription revenue	20,261	13,996	39,728	26,325
Subscription revenue	69,227	78,582	140,566	158,281
Print other revenue	8,069	9,649	16,561	20,769
Digital other revenue	5,120	4,756	10,080	9,483
Other revenue	13,189	14,405	26,641	30,252
Total operating revenue	146,550	170,687	302,228	355,818
Operating expenses:
Compensation	56,803	68,831	116,479	144,277
Newsprint and ink	4,162	6,466	9,005	13,898
Other operating expenses	72,294	82,569	147,070	169,343
Depreciation and amortization	7,293	7,733	14,588	15,619
Assets loss (gain) on sales, impairments and other, net	7,617	(792)	6,148	(3,355)
Restructuring costs and other	4,139	3,694	8,404	4,340
Total operating expenses	152,308	168,501	301,694	344,122
Equity in earnings of associated companies	1,206	672	2,747	2,340
Operating (loss) income	(4,552)	2,858	3,281	14,036
Non-operating (expense) income:
Interest expense	(10,214)	(10,501)	(20,345)	(20,909)
Pension and OPEB related benefit and other, net	293	206	479	1,700
Curtailment/Settlement gains	—	—	3,593	—
Total non-operating expense, net	(9,921)	(10,295)	(16,273)	(19,209)
Loss before income taxes	(14,473)	(7,437)	(12,992)	(5,173)
Income tax benefit	(2,837)	(2,071)	(2,589)	(1,631)
Net loss	(11,636)	(5,366)	(10,403)	(3,542)
Net income attributable to non-controlling interests	(543)	(519)	(1,088)	(1,244)
Loss attributable to Lee Enterprises, Incorporated	(12,179)	(5,885)	(11,491)	(4,786)
Loss per common share:
Basic:	(2.06)	(1.01)	(1.94)	(0.82)
Diluted:	(2.06)	(1.01)	(1.94)	(0.82)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months ended		Six months ended
(Thousands of Dollars)	March 24, 2024	March 26, 2023	March 24, 2024	March 26, 2023

Digital Advertising and Marketing Services Revenue	45,392	46,250	91,844	93,999
Digital Only Subscription Revenue	20,261	13,996	39,728	26,325
Digital Services Revenue	5,120	4,756	10,080	9,483
Total Digital Revenue	70,773	65,002	141,652	129,807
Print Advertising Revenue	18,742	31,450	43,177	73,286
Print Subscription Revenue	48,966	64,586	100,838	131,956
Other Print Revenue	8,069	9,649	16,561	20,769
Total Print Revenue	75,777	105,685	160,576	226,011
Total Operating Revenue	146,550	170,687	302,228	355,818

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 24, 2024	March 26, 2023	March 24, 2024	March 26, 2023

Net loss	(11,636)	(5,366)	(10,403)	(3,542)
Adjusted to exclude
Income tax benefit	(2,837)	(2,071)	(2,589)	(1,631)
Non-operating expenses, net	9,921	10,295	16,273	19,209
Equity in earnings of TNI and MNI	(1,206)	(672)	(2,747)	(2,340)
Depreciation and amortization	7,293	7,733	14,588	15,619
Restructuring costs and other	4,139	3,694	8,404	4,340
Assets loss (gain) on sales, impairment and other, net	7,617	(792)	6,148	(3,355)
Stock compensation	501	573	715	922
Add:
Ownership share of TNI(6) and MNI EBITDA(6) (50%)	1,269	930	3,321	2,722
Adjusted EBITDA	15,061	14,324	33,710	31,944
The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 24, 2024	March 26, 2023	March 24, 2024	March 26, 2023

Operating expenses	152,308	168,501	301,694	344,122
Adjustments
Depreciation and amortization	7,293	7,733	14,588	15,619
Assets loss (gain) on sales, impairments and other, net	7,617	(792)	6,148	(3,355)
Restructuring costs and other	4,139	3,694	8,404	4,340
Cash Costs	133,259	157,866	272,554	327,518

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended		Six months ended
(Thousands of Dollars)	March 24, 2024	March 26, 2023	March 24, 2024	March 26, 2023

Print Advertising Revenue	18,742	31,450	43,177	73,286
Exited operations	—	(4,812)	(77)	(13,032)
Same-store, Print Advertising Revenue	18,742	26,638	43,100	60,254
Digital Advertising Revenue	45,392	46,250	91,844	93,999
Exited operations	—	(779)	(91)	(1,631)
Same-store, Digital Advertising Revenue	45,392	45,471	91,753	92,368
Total Advertising Revenue	64,134	77,700	135,021	167,285
Exited operations	—	(5,592)	(168)	(14,663)
Same-store, Total Advertising Revenue	64,134	72,108	134,853	152,622
Print Subscription Revenue	48,966	64,586	100,838	131,956
Exited operations	—	(578)	(174)	(1,260)
Same-store, Print Subscription Revenue	48,966	64,008	100,664	130,696
Digital Subscription Revenue	20,261	13,996	39,728	26,325
Exited operations	11	(259)	(85)	(495)
Same-store, Digital Subscription Revenue	20,272	13,737	39,643	25,830
Total Subscription Revenue	69,227	78,582	140,566	158,281
Exited operations	11	(837)	(259)	(1,755)
Same-store, Total Subscription Revenue	69,238	77,745	140,307	156,526
Print Other Revenue	8,069	9,649	16,561	20,769
Exited operations	—	(95)	(1)	(216)
Same-store, Print Other Revenue	8,069	9,554	16,560	20,553
Digital Other Revenue	5,120	4,756	10,080	9,483
Exited operations	—	—	—	—
Same-store, Digital Other Revenue	5,120	4,756	10,080	9,483
Total Other Revenue	13,189	14,405	26,641	30,252
Exited operations	—	(95)	(1)	(217)
Same-store, Total Other Revenue	13,189	14,310	26,640	30,035
Total Operating Revenue	146,550	170,687	302,228	355,818
Exited operations	11	(6,524)	(427)	(16,635)
Same-store, Total Operating Revenue	146,561	164,163	301,801	339,183

NOTES
(1)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(2)Same-store revenues is a non-GAAP performance measure based on U.S. GAAP revenues for Lee for the current period, excluding exited operations. Exited operations include (1) business divestitures and (2) the elimination of stand-alone print products discontinued within our markets.
(3)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(4)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(5)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(6)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.